UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

                                 July 29, 1999

                Date of Report (Date of earliest event recorded)

                                BB&T Corporation

             (Exact name of registrant as specified in its charter)

                         Commission file number: 1-10853

                            North Carolina 56-0939887
          (State of Incorporation) (I.R.S. Employer Identification No.)

                             200 West Second Street
                       Winston-Salem, North Carolina 27101

               (Address of Principal Executive Offices) (Zip Code)

                                 (336) 733-2000
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

                           This Form 8-K has 33 pages.



================================================================================

Item 5. Other Events

     The purpose of this Current Report on Form 8-K is to announce that BB&T Corporation ("BB&T") has entered into a definitive agreement to acquire Premier Bancshares Inc. ("Premier") of Atlanta, Georgia, in a $624.1 million stock swap that will give BB&T its third Georgia bank and the sixth largest share of deposits in metropolitan Atlanta.

         Premier Bancshares, with $2 billion in assets (including three pending acquisitions), operates 32 banking offices in Atlanta and North Georgia and 10 mortgage banking offices through a subsidiary, Premier Lending.

         Premier will be BB&T's second acquisition in the metropolitan Atlanta area, the largest metropolitan statistical area in the Southeast. BB&T completed its acquisition of Newnan, Ga.-based First Citizens Corp. on July 9.

         The transaction, approved by the directors of both companies, will be accounted for as a pooling of interests. Premier shareholders will receive $18.43 per share based on BB&T's closing price Tuesday of $35.75. The value to be received by each shareholder is based upon a fixed exchange ratio of 0.5155 BB&T share for each Premier share.

         Premier will boost BB&T's assets in Georgia to more than $4 billion, including a pending acquisition with Macon-based First Liberty Financial Corp.

         BB&T plans to supplement Premier's real estate lending focus with BB&T's emphasis on retail customers and small to middle market commercial customers.

         Premier customers will be introduced to a broad product line that includes insurance, mutual funds, annuities, trust, retail brokerage, investment banking, treasury services and international banking.

         BB&T's newest region will be headquartered in Atlanta and Premier Chairman and Chief Executive Officer Darrell D. Pittard will be named its president. BB&T currently has 17 autonomous regions, which operate like community banks. More than 95 percent of lending decisions are made locally.

         Premier operates banking offices in the following counties: Baldwin, Barrow, Chattooga, Cobb, DeKalb, Forsyth, Fulton, Glynn, Greene, Gwinnett, Hall, Henry and Spalding.

         The merger, which is subject to the approval of Premier shareholders and banking regulators, is expected to be completed in the first quarter of 2000.

         Winston-Salem-based BB&T Corporation, with $40.8 billion in assets, operates 601 banking offices in the Carolinas, Georgia, Virginia, Maryland and Washington, D.C.



Item 7. Exhibits

99.1     Information Provided to Analysts

                                      BB&T
                                       and
                            Premier Bancshares, Inc.
                                Atlanta, Georgia

                           Expanding a Great Franchise
                              Analyst Presentation
                                 July 28, 1999

    BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated restructuring charges relating to the merger, estimated increases in Premier's fee income ratio, the anticipated accretive effect of the merger, and BB&T's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and Premier, the amount of general and administrative expense consolidation, costs relating to converting Premier's bank operations and data processing to BB&T's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies, and the cost related to the merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

    Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T's anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities: (1) expected cost savings from this merger or other previously-announced mergers may not be fully realized or realized within the expected time frame; (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including Premier, may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and Premier are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and Premier may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and Premier.

    BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict.

                                     Outline

-        Background and transaction terms
-        Financial data
-        Rationale and strategic objectives
-        Investment criteria
-        Summary

                                BB&T Corporation
                                      (BBT)

-        $43.1 billion bank holding company*
-        670 branch locations in NC, SC, VA, GA, MD, WV, KY and the District of
         Columbia*
                               For 6 months
                              ended 6/30/99**
                              ---------------

-        ROA                        1.62%
-        Cash Basis ROA             1.75%
-        ROE                       20.62%
-        Cash Basis ROE            25.98%
-        Efficiency ratio          51.80%

* Includes the pending acquisitions of Matewan BancShares, Inc. and First Liberty Financial Corp.
**Excludes non-recurring items.

                            Premier Bancshares, Inc.
                                      (PMB)

-        $2.0 billion bank holding company*
-        32 banking offices in Georgia*
-        10 Premier Lending offices

                          For 6 months
                         ended 6/30/99**
                         ---------------
-        ROA                   1.44%
-        ROE                  16.65%
-        Efficiency ratio     66.28%

* Includes the pending acquisitions of North Fulton BancShares, Inc., Farmers and Merchants Bank, and Bank Atlanta.
**Excludes non-recurring items.

                     Pro Forma Company Profile

                    June 30, 1999
                    -------------
-  Size:            $45.1 billion in assets
                    $12.4 billion in market capitalization*
-  Offices          NC:      342
                    VA:      110
                    SC:       90
                    GA:       84
                    MD:       53
                    KY:       10
                    WV:        7
                    DC         6
                    ------------
                    Total:   702

* Based on closing prices as of 7/27/99. Includes shares to be issued for Matewan BancShares, Inc. and First Liberty Financial Corp.

                            Terms of the Transaction

                            Terms of the Transaction

-        Purchase price:           $18.43 per share 1
-        Aggregate value:          $624.1 million1 (including options)
-        Consideration:            Fixed exchange ratio of .5155 BB&T shares for
                                   each Premier share
-        Structure:                Tax-free exchange of stock equal to
                                   100% of purchase price
-        Accounting treatment:     Transaction will be accounted for as
                                   a pooling-of-interests
-        Lock-up provision:        Termination fee
-        Due Diligence:            Pre-deal due diligence has been completed
-        Expected Closing:         First quarter of 2000

1 Based on July 27, 1999 BB&T closing stock price of $35.75.

                                     Pricing

-        Purchase price                                   $18.43
-        Premium/market                                    (5.19)%
-        Price/6-30-99 stated book                          3.50x
-        Price/LTM EPS                                     26.3x
-        BB&T shares issued                                17.46 million*

* BB&T shares issued based on PMB shares outstanding adjusted for stock options and pending acquisitions.

                            Acquisition Comparables*

                                Bank Acquisitions with Deal Values over $200 Million Announced Since 3-1-99

------------------------------------------------------------------------------------------------------------------------------------

                                                                  Total                                           Deal Pr/  Deal Pr/
                                                                  Assets       Date       Deal     Deal  Deal Pr/   LTM     LTM Core
            Buyer                           Seller                Seller     Announced    Value   Pr/Bk   Tg Bk     EPS       EPS
                                                                  ($000)                  ($M)     (%)     (%)      (x)       (x)
Citizens Financial Group Inc.    UST Corp.                        5,929,827  06/21/1999   1,434.2  256.0    282.7    25.6      20.0
Fifth Third Bancorp              CNB Bancshares Inc.              7,218,796  06/16/1999   2,327.9  332.3    358.7    33.0      26.5
Sky Financial Group Inc.         Mahoning National Bancorp Inc.     808,691  06/07/1999     306.6  315.8    315.8    21.4      22.0
Zions Bancorporation             First Security Corporation      21,959,222  06/06/1999   5,824.4  343.0    417.5    22.8       N/A
Peoples Heritage Financial Group Banknorth Group Inc.             4,338,522  06/02/1999     777.9  235.0    305.9    22.1      17.1
AmSouth Bancorporation           First American Corporation      20,326,467  06/01/1999   6,394.8  340.8    388.1    28.9      21.5
U.S. Bancorp                     Western Bancorp                  2,496,237  05/19/1999     958.1  261.5    437.4    47.7      33.9
Charter One Financial Inc.       St. Paul Bancorp Inc.            5,980,486  05/17/1999   1,209.8  229.7    230.8    38.2      23.1
HSBC Holdings Plc                Republic New York Corporation   50,453,034  05/10/1999   8,077.8  277.5    305.7    51.8       N/A
Zions Bancorporation             Pioneer Bancorporation           1,031,369  05/07/1999     346.5  513.0    513.0    26.1       N/A
Firstar Corporation              Mercantile Bancorporation Inc.  35,578,819  04/30/1999  10,669.6  335.9    445.9    27.4      24.6
BB&T Corp.                       First Libery Financial           1,664,348  04/28/1999     500.0  352.6    383.9    24.3      24.3
Citizens Banking Corporation     F&M Bancorporation Inc.          2,429,651  04/19/1999     822.2  331.7    347.6    23.8       N/A
Old Kent Financial Corp.         Pinnacle Banc Group Inc.         1,147,478  03/19/1999     239.8  205.1    249.0    16.6      31.0
Fifth Third Bancorp              Emerald Financial Corporation      668,459  03/01/1999     222.6  371.8    375.4    27.5      32.5

Maximum                                                          50,453,034              10,669.6  513.0    513.0    51.8      33.9
Minimum                                                             668,459                 222.6  205.1    230.8    16.6      17.1
Average                                                          10,802,094               2,674.1  313.4    357.2    29.1      25.1
Median                                                            4,338,522                 958.1  331.7    358.7    26.1      22.0


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

BB&T Corporation                 First Libery Financial           1,664,348    04/28/99     500.0  352.6    383.9    26.8      24.3
BB&T Corporation                 Matewan Bcshs Inc.                 676,907    02/25/99     157.9  232.2    274.0    23.2      23.2
BB&T Corporation                 Mason-Dixon Bcshs                1,102,242    01/28/99     256.9  308.4    335.8    23.5      25.0
BB&T Corporation                 First Citizens Corp.               385,582    01/27/99     125.9  291.1    352.3    22.9      22.9
BB&T Corporation                 MainStreet Financial             2,041,955    08/27/98     539.7  320.5    340.3    27.4      27.4

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

BB&T Corporation                 Premier Bancshares, Inc.       $ 1,953,747                 624.1  349.7    360.6    26.3 **   21.9

    Over / (Under) Average Comparable                                                               36.3      3.5    (2.8)     (3.2)
 ** Based on Premier's originally reported earnings for the four quarters ending 6-30-99 of $.70.
------------------------------------------------------------------------------------------------------------------------------------

* Source for Acquisition Comparables: SNL Securities.

                                 Financial Data

                                Financial Summary

For Six Months Ended:              6/30/99        6/30/99
                                   BB&T 1         PMB 1
                                   -------        -------
     ROA                            1.62%          1.44%
     ROE                           20.62          16.65
     Net interest margin (FTE)      4.28           4.52
     Efficiency ratio              51.80          66.28
     Net charge-offs                 .22            .03
     Reserve/NPLs                 441.80         442.70
     NPAs/assets                     .26            .37

1 Excludes non-recurring items.

                                Capital Strength

                                  BB&T        PMB
                                (6/30/99)  (6/30/99)
                                ---------  ---------

     Equity/assets                  7.2%      9.2%
     Leverage capital ratio         6.6%     11.0%
     Total risk-based capital      13.7%     14.2%

                            Rationale for Acquisition

- BB&T has an announced strategy to pursue in-market (Carolinas/Virginia/DC/Maryland/Georgia) and contiguous state acquisitions of high quality banks and thrifts in the $250 million to $10 billion range. The acquisition of Premier Bancshares is consistent with this strategy.
- This acquisition is very consistent with past acquisitions which we have successfully executed, i.e. it fits our model.
- Premier provides BB&T with an enhanced market presence in the high growth corridors of the Metro Atlanta market.

                              Strategic Objectives

The key strategic objectives in this acquisition are:
     - Expansion of the Metro Atlanta market
     - Improve efficiency
         * 25% cost savings to be realized in the year 2000
     - Supplement Premier's primarily commercial/consumer real estate lending focus with:
         * BB&T's focus on the small to middle market commercial customer and BB&T's lending expertise in those segments
         * BB&T's strong retail  banking  emphasis
     - Increase   productivity  and  market  penetration  through   the  use  of
       BB&T's successful "Decathlon" sales management system

                              Franchise Enhancement

-  Significant enhancement of BB&T's Georgia operations
- Provides added presence in a major business and financial  center in the south
- Provides BB&T with a branch distribution system in the most attractive markets of Metro Atlanta
-  Increases BB&T's penetration along the Interstate 85 corridor

                             Efficiency Improvement

                          Targeted Annual Cost Savings
                          ----------------------------

                         $18.9 million or approximately
                            25% of PMB's expense base

                           After-Tax One-Time Charges

                         One-time merger-related charges
                         -------------------------------

                                  $24.0 million

                                Branch Locations

[Map showing location of BB&T branches throughout MD, VA, WV, KY, NC, SC and GA inserted here]

                                Branch Locations

[Map showing location of BB&T branches throughout GA and parts of SC and NC inserted here]

                             Market Characteristics

      [Graphic of State of Georgia with Metro Atlanta region indicated by two concentric circles inserted on left side of slide]

- 1999 unemployment rate - 3.2% (26% below national rate)
- With 3.14 million residents, the Metro Atlanta market is the Southeast's largest MSA
- 14 Fortune 500  companies are  headquartered  in Metro Atlanta
- Metro  Atlanta  was  rated  as  the 2nd best  City  for  Business  by  Fortune
  Magazine
- With a projected 267,600 new jobs created between 1995-2000, Metro Atlanta was rated as the Top Metropolitan Area for Job Creation by DRI/McGraw Hill Total employment is projected to expand 29.9% (1993-2005)
- Per Capita Income of $25,583; 10.2% above the national average

                            BB&T Investment Criteria
-        EPS and Cash Basis EPS (accretive by year 2)
-        Internal rate of return (15% or better)
-        Return on equity and Cash Basis ROE (accretive by year 3)
-        Return on assets and Cash Basis ROA (accretive by year 3)
-        Book value per share (accretive by year 5)
-        Must not cause combined leverage capital ratio to go below 7%

Criteria are listed in order of importance. There are sometimes trade-offs among criteria.

                                   Assumptions

- BB&T's 1999 and 2000 EPS are based on First Call estimates of $1.97 and $2.19 respectively, and subsequent years are based on 9% income statement and balance sheet growth.
- PMB's 1999 EPS is based on First Call's estimate of $.78. For subsequent years, we have assumed income statement and balance sheet growth of 12% annually from 2000 through 2009 except for the enhancements cited below.
-  $18.9 million in cost savings (25% of PMB's expense base).
-  PMB's core net interest margin (non-FTE) is maintained at current levels.
- BB&T will be able to enhance performance through more effective management of Premier's balance sheet.

                            Earnings Per Share Impact

                            Accretion                   Accretion
                            (Dilution)    Pro Forma     (Dilution)
              Pro Forma     Pro Forma     Cash Basis    Pro Forma
                 EPS          Shares        EPS           Shares
              ---------     ----------    ----------    ----------
2000*         $   2.20      $   0.01      $   2.34      $   0.01
2001              2.40          0.02          2.54          0.01
2002              2.62          0.03          2.76          0.02
2003              2.86          0.03          3.00          0.03
2004              3.13          0.04          3.26          0.04
2005              3.42          0.05          3.55          0.05
2006              3.73          0.06          3.86          0.06
2007              4.07          0.08          4.20          0.07
2008              4.45          0.09          4.58          0.09
2009              4.86          0.11          4.99          0.11

    Internal rate of return    16.18%
                               ------

* Excludes non-recurring items
                                                                              24

                                   ROE Impact 1

                                        Pro Forma
             Pro Forma                  Cash Basis
              ROE(%)         Change       ROE(%)        Change
             ---------       ------     ----------      ------
2000 2          19.22         0.07         23.54        (0.17)
2001            18.62         0.07         22.06        (0.11)
2002            18.13         0.08         20.88        (0.06)
2003            17.68         0.09         19.90        (0.03)
2004            17.29         0.10         19.08         0.00

1 The decrease in ROE results from the build up in equity relative to assets. 2 Excludes non-recurring items

                                   ROA Impact

                                         Pro Forma
              Pro Forma                  Cash Basis
               ROA(%)         Change       ROA(%)        Change
              ---------       ------     ----------      ------
2000 1           1.61          .01          1.73          .00
2001             1.61          .01          1.72          .00
2002             1.61          .01          1.71          .00
2003             1.62          .01          1.70          .00
2004             1.62          .01          1.70          .00

1 Excludes non-recurring items

                            Book Value/Capital Impact

                     Pro Forma
                Book Value Per Share
                --------------------       Pro Forma
                            Accretion      Leverage     Accretion
                Stated      (Dilution)      Ratio       (Dilution)
                ------      ----------     ---------    ----------
2000         $   12.15      $   0.05          7.96%         .11
2001             13.65          0.07          8.40          .10
2002             15.29          0.09          8.80          .08
2003             17.09          0.13          9.16          .07
2004             19.08          0.17          9.49          .06
2005             21.28          0.23          9.80          .05
2006             23.71          0.29         10.09          .04
2007             26.40          0.37         10.37          .03
2008             29.39          0.46         10.63          .02
2009             32.71          0.58         10.89          .01

                                     Summary

*        The acquisition of Premier Bancshares is a strong strategic fit:
         -        It helps accomplish our goal  of expanding the Georgia market;
                  more specifically, the Atlanta MSA
         -        It fits culturally and geographically
         - This is the type of merger we have consistently successfully executed
*        Overall Investment Criteria are met:
         -        EPS and Cash Basis EPS accretive in year 1
         -        IRR 16.18%
         -        ROA and Cash Basis ROA positive in year 1
         -        Book value accretive in all years
         -        Combined leverage ratio remains above 7%
         -        Accelerated dividend growth potential in year 1

                                    Appendix

-        Historical Financial Data
-        Glossary


Premier Bancshares, Inc.

Financial Summary

                                                                                                  June YTD
                                                   1996            1997            1998             1999
                                           -------------------------------------------------------------------
Earnings Summary  (In thousands)
Interest Income (FTE)
Interest on loans & leases                          $ 66,870        $ 83,189        $ 98,768         $ 52,759
Interest & dividends on securities                    14,680          14,806          11,374            4,378
Interest on temporary investments                                      4,514           5,667            2,653
                                           -------------------------------------------------------------------
    Total interest income (FTE)                       86,064         101,814         115,809           59,790
                                           -------------------------------------------------------------------

Interest Expense
Interest expense on deposit accounts                  36,923          42,773          47,263           22,332
Interest on short-term borrowings                      2,830           2,531           1,058            3,754
Interest on long-term debt                               127             733           6,775            2,203
                                           -------------------------------------------------------------------
    Total interest expense                            39,880          46,037          55,096           28,289
                                           -------------------------------------------------------------------


Net interest income (FTE)                             46,184          55,777          60,317           31,501
     Less taxable equivalency adjustment                 788             738             562              143
                                           -------------------------------------------------------------------
Net interest income                                   45,396          55,039          60,151           31,358
Provision for loan losses                                473           1,767             605              925
                                           -------------------------------------------------------------------
Net interest income after provision                   44,923          53,272          59,546           30,433
                                           -------------------------------------------------------------------
Noninterest Income
Service charges on deposit accounts                    4,213           4,517           4,441            2,266
Non-deposit fees and commissions                       1,376           2,063           4,675            1,006
G / (L) on sale of loans & securities                    742             881           2,902               29
Other operating income                                10,672          16,736          27,413           15,590
                                           -------------------------------------------------------------------
    Total noninterest income                          17,003          24,197          39,431           18,891
                                           -------------------------------------------------------------------
Noninterest Expense
Personnel                                             24,525          28,894          37,444           19,399
Occupancy & equipment                                  5,469           6,531           8,068            4,121
Other operating expenses                              11,842          12,315          16,089            8,778
                                           -------------------------------------------------------------------
    Total noninterest expense                         41,836          47,740          61,601           32,298

Net income before taxes                               20,090          29,729          37,376           17,026
Income taxes                                           6,059          10,020          13,366            6,367
                                           -------------------------------------------------------------------
Net income before nonrecurring charges                14,031          19,709          24,010           10,659
                                           -------------------------------------------------------------------
Nonrecurring charges                                    (374)           (972)         (3,096)            (992)
                                           -------------------------------------------------------------------
    Net income                                      $ 13,657        $ 18,737        $ 20,914         $  9,667
                                           ===================================================================

Basic EPS                                             $ 0.54          $ 0.73          $ 0.80           $ 0.37
Diluted EPS                                             0.52            0.71            0.78             0.36
Diluted EPS before nonrecurring charges                 0.55            0.75            0.91             0.40


Book value                                            $ 5.12          $ 4.72          $ 5.23           $ 5.27


EOP shares                                            19,954          25,559          26,000           26,167
Basic shares                                          25,028          25,442          25,811           26,039
Diluted shares                                        25,679          26,120          26,399           26,430

Does not include pending acquisitions of North Fulton Bancshares, Farmers and Merchants Bank, and Bank Atlanta.

                                                                              30

Premier Bancshares, Inc.
Financial Summary

                                                                                                  June YTD
                                                   1996            1997            1998             1999
                                           -------------------------------------------------------------------
Average Balance Sheet
(In thousands)
Assets
Loans                                            $   630,091     $   808,450     $ 1,036,266      $ 1,164,801
Securities                                           223,307         222,544         170,554          143,776
Other earning assets                                  92,086          72,509          99,006           97,859
                                           -------------------------------------------------------------------
    Total interest-earning assets                    945,484       1,103,503       1,305,826        1,406,436
                                           -------------------------------------------------------------------

Goodwill & other intangibles                           5,385           5,193           4,751            4,350
Other assets                                          62,882          76,743          90,206           83,799
                                           -------------------------------------------------------------------
    Total assets                                 $ 1,013,751     $ 1,185,439     $ 1,400,782      $ 1,494,585
                                           ===================================================================

Net interest margin                                    4.88%           5.05%           4.65%            4.52%

Securities as a percent of earning assets                24%             20%             13%              10%


Liabilities & Shareholders' Equity
Interest-bearing deposits:

Savings, Money Market, & NOW                     $   251,067     $   291,007     $   385,394       $  449,753
CD's and other time                                  485,179         560,022         561,044          532,523
                                           -------------------------------------------------------------------
    Total interest-bearing deposits                  736,246         851,029         946,438          982,276
Short-term borrowed funds                             34,750          33,142          26,480          127,611
Long-term debt                                         1,694          20,853         104,887           54,574
                                           -------------------------------------------------------------------
    Total interest-bearing liabilities               772,690         905,024       1,077,805        1,164,461

Demand deposits                                      131,210         157,004         180,644          183,706
Other liabilities                                      9,696          11,816          12,010           14,904
                                           -------------------------------------------------------------------
    Total liabilities                                913,596       1,073,844       1,270,459        1,363,071
                                           -------------------------------------------------------------------

Preferred equity                                       2,446           2,446           2,446            2,446
Common equity                                         97,709         109,149         127,877          129,068
                                           -------------------------------------------------------------------
    Total equity                                     100,155         111,595         130,323          131,514
                                           -------------------------------------------------------------------

                                           -------------------------------------------------------------------
Total liabilities & shareholders' equity         $ 1,013,751     $ 1,185,439     $ 1,400,782      $ 1,494,585
                                           ===================================================================

Other int-liab. as a percent of total assets              4%              5%              9%              12%


Does not include pending acquisitions of North Fulton Bancshares, Farmers and Merchants Bank, and Bank Atlanta.


Premier Bancshares, Inc.
Financial Summary

                                                                                                  June YTD
                                                   1996            1997            1998             1999
                                           -------------------------------------------------------------------
Ratio Analysis

ROA                                                    1.38%           1.66%           1.71%            1.44%
ROCE                                                  14.36%          18.06%          18.78%           16.65%
Efficiency ratio                                       67.0%           60.4%           63.3%            64.1%
Adj. noninterest income / Adj. revenues                26.0%           29.5%           37.6%            37.5%
Average equity / Average assets                         9.9%            9.4%            9.3%             8.8%


Credit Quality
(In thousands)
Beginning                                        $    10,696     $    11,877     $    13,782      $    14,080
                                           -------------------------------------------------------------------
Provision                                                473           1,767             605              925
Acquired allowance                                         -             (74)              -                -
Net charge-offs                                          708             212           (307)             (160)
                                           -------------------------------------------------------------------
Ending allowance                                 $    11,877     $    13,782     $    14,080      $    14,845


Allowance                                              1.71%           1.51%           1.22%            1.26%

Charge-off rate                                       -0.11%          -0.03%           0.03%            0.01%


Period end loans & leases                        $   695,994      $  913,294      $1,158,461      $ 1,175,458

Period end total shareholder equity              $   104,611      $  122,988      $  138,539      $   140,315


Does not include pending acquisitions of North Fulton Bancshares, Farmers and Merchants Bank, and Bank Atlanta.

                                    Glossary


Return on Assets - recurring earnings for the period as a percentage of average assets for the period.

Return on Equity - recurring earnings for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios - These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio - calculated as recurring noninterest expense as a percentage of the sum of recurring net interest income on a fully taxable equivalent basis and recurring noninterest income.

Leverage Capital Ratio - Common shareholders' equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio - The sum of shareholders' equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio - Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return - The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Recurring   Results  or  Ratios  -  earnings   excluding  charges  and  expenses
principally related to completing mergers and acquisitions.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BB&T CORPORATION
                                               (Registrant)

                                   By:      /S/ SHERRY A. KELLETT

                                                Sherry A. Kellett
                              Senior Executive Vice President and Controller
                                         (Principal Accounting Officer)
Date:  July 29, 1999.